UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2005

CWABS, Inc. (as company under a Pooling and Servicing Agreement, dated as of December 1, 2005, providing for, inter alia, the issuance of Asset-Backed Certificates, Series 2005-BC5)

CWABS, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-125164	95-4596514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (818) 225-3237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The consolidated balance sheets of XLCA and its subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus supplement, have been so incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

The balance sheets of XLFA as of December 31, 2004 and 2003, and the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus supplement, have been so incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits
(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits
Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Description

1	23	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

2	23	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

CWABS, INC.

By:	/s/ Ruben Avilez
Name:	Ruben Avilez
Title:	Vice President

Dated: December 23, 2005

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description	Page

1	23	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	5

2	23	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm	6